                                                                      Exhibit 4a

                            Exhibit (4)(a)* to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 1999
                         by Parker-Hannifin Corporation






                   First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between Wachovia Bank of North Carolina N.A. ("Wachovia"), as successor to KeyBank National Association and Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the Registrant and National City Bank, as successor to Wachovia.




            * Numbered in accordance with Item 601 of Regulation S-K.

                                FIRST ADDENDUM TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT


         Reference is made to that certain Shareholder Protection Rights Agreement (the "Agreement") dated as of January 31, 1997, between
Parker-Hannifin Corporation, an Ohio corporation (the "Company"), and KeyBank National Association, a National Banking Association ( the "Predecessor Rights Agent").

         WHEREAS, the Predecessor Rights Agent has given written notice to the Company of the Predecessor Rights Agent's intention to resign as the "Rights Agent" pursuant to the Agreement; and

         WHEREAS, the Company desires to hereby appoint a successor to the Predecessor Rights Agent.

         Accordingly, effective April 21, 1997, ("Effective Date"), the Company does hereby appoint Wachovia Bank of North Carolina, N.A. to be the successor Rights Agent and to act in such capacity pursuant to the Agreement (the "Successor Rights Agent"). Pursuant to the provisions of Section 4.4 of the Agreement, the Successor Rights Agent is vested with the powers, rights, duties and responsibilities as if the Successor Rights Agent had been originally named as Rights Agent pursuant to the Agreement.

         From and after the Effective Date and so long as the Successor Rights Agent shall continue as the Rights Agent under the Agreement, all references to the Rights Agent or to KeyBank National Association or any abbreviation thereof, contained in any of the Rights Certificates issued pursuant to the Agreement or any other document relating to or issued pursuant to the Agreement, or any legend referring to the Agreement contained on any outstanding common stock certificates, shall be deemed automatically to refer to Wachovia Bank of North Carolina, N.A., without the necessity of a restatement, amendment or those Right Certificates which refer to the Predecessor Rights Agent, the registered holders thereof shall not be required to surrender such Rights Certificates for reassurance to reflect this appointment.

         IN WITNESS WHEREOF, the Company has caused this First Addendum to be duly executed and its corporate seal to be affixed and attested as of this 21 day of April, 1997.


ATTEST:                                        PARKER-HANNIFIN CORPORATION

By: /s/ Thomas L Meyer                         By: /s/ Joseph D. Whiteman
   -----------------------                        -----------------------------
Title: Asst. Secretary                            V. P.
      --------------------                        -----------------------------

                                               [Corporate Seal]

         The undersigned, Wachovia Bank of North Carolina, N.A., hereby accepts the above appointment by the Company as the Successor Rights Agent under the Agreement, hereby agreeing to be vested with and assume the powers, rights, duties and responsibilities of the Rights Agent under the Agreement. This acceptance has been duly executed by the undersigned and its corporate seal affixed and attested, as of this 21 day of April, 1997.


ATTEST:                                         WACHOVIA BANK OF NORTH CAROLINA,
                                                N.A., as Successor Rights Agent

By: /s/ Christopher A. Spillare                 By: /s/ John P. Modica
   ----------------------------                    ---------------------
Title: Asst. Secretary                          Title: V. P.
      -------------------------                       ------------------
                                                    [Corporate Seal]

                               SECOND ADDENDUM TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT


         Reference is made to that certain Shareholder Protection Rights Agreement (the "Agreement") dated as of January 31, 1997, between Parker-Hannifin Corporation, an Ohio corporation (the "Company"), and KeyBank National Association, a National Banking Association ("KeyBank"), and the First Addendum to the Agreement (the "First Addendum") dated as of April 21, 1997 between the Company and Wachovia Bank of North Carolina, N.A. ("Wachovia") (together with KeyBank, the "Predecessor Rights Agents").

         WHEREAS, Wachovia has given written notice to the Company of Wachovia's intention to resign as the "Rights Agent" pursuant to the Agreement and the First Addendum,

         WHEREAS, there have been no actions brought against the Company by the Predecessor Rights Agents in their capacity as Rights Agents under the Agreement, and

         WHEREAS, the Company desires to hereby appoint a successor to Wachovia.

         Accordingly, effective June 15, 1999, ("Effective Date"), the Company does hereby appoint National City Bank to be the successor Rights Agent and to act in such capacity pursuant to the Agreement, (the "Successor Rights Agent"). Pursuant to the provisions of Section 4.4 of the Agreement, the Successor Rights Agent is vested with the powers, rights, duties and responsibilities as if the Successor Rights Agent had been originally named as Rights Agent pursuant to the Agreement.

         From and after the Effective Date and so long as the Successor Rights Agent shall continue as the Rights Agent under the Agreement, all references to the Rights Agent or to KeyBank National Association or to Wachovia Bank of North Carolina, N.A. or any abbreviation thereof, contained in any of the Rights Certificates issued pursuant to the Agreement or any other document relating to or issued pursuant to the Agreement, or any legend referring to the Agreement contained on any outstanding common stock certificates, shall be deemed automatically to refer to National City Bank, without the necessity of a restatement or amendment of those Rights Certificates which refer to the Predecessor Rights Agents, and the registered holders thereof shall not be required to surrender such Rights Certificates for reissuance to reflect this appointment.

         IN WITNESS WHEREOF, the Company has caused this Second Addendum to be duly executed and its corporate seal to be affixed and attested as of this 15th day of June, 1999.


ATTEST:                                     PARKER-HANNIFIN CORPORATION

By: /s/ Thomas L. Meyer                     By: /s/ Thomas A. Piraino, Jr.
   -----------------------                     -----------------------------
    Thomas L. Meyer                            Thomas A. Piraino, Jr.
    Assistant Secretary                        Vice President and Secretary


                                (Corporate Seal)


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         The undersigned, National City Bank, hereby accepts the above appointment by the Company as the Successor Rights Agent under the Agreement, hereby agreeing to be vested with and assume the powers, rights, duties and responsibilities of the Rights Agent under the Agreement. This acceptance has been duly executed by the undersigned and its corporate seal affixed and attested, as of this 15th day of June, 1999.


ATTEST:                                           NATIONAL CITY BANK

By: /s/ J. Dean Presson                           By: /s/ Marlayna J. Miller
   ---------------------                             -------------------------
Title: Vice President                             Title: Vice President
      ------------------                                ----------------------

                                (Corporate Seal)